Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

ASE Technology Holding Co., Ltd.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Shares, par value NT$10.00 per share	(1)	Other	16,500,000	$4.59	$75,735,000.00	0.0001476	$11,178.48

Total Offering Amounts:							$75,735,000.00		11,178.48
Total Fees Previously Paid:
Total Fee Offsets:
Net Fee Due:									$11,178.48

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Offering Note(s)

(1)	This registration statement on Form S-8 (this “Registration Statement”) covers common shares, par value NT$10.00 per share (“Common Shares”), of ASE Technology Holding Co., Ltd. (the “Company” or the “Registrant”), which are represented by American depositary shares (“ADSs”), with each ADS representing two Common Shares. The ADSs issuable upon deposit of the Common Shares have been registered under a separate registration statement on Form F-6.

This Registration Statement covers Shares (i) issuable pursuant to the ASE Technology Holding Co., Ltd. 2024 Restricted Stock Awards Plan (the “Plan”) and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional Common Shares that become issuable under the Plan by reason of any stock dividend, stock split, or other similar transaction.

Estimated in accordance with Rule 457(c) and (h) solely for purposes of calculating the registration fee. The per share and aggregate offering prices are estimated based on the average of the high price of NT$152.0 and the low price of NT$145.5 of the Registrant’s Common Shares reported on the Taiwan Stock Exchange on August 12, 2024, which is within five business days prior to filing this Registration Statement, in accordance with Rule 457(c) under the Securities Act. For the purpose of calculating the per share and aggregate offering prices, New Taiwan dollar amounts were translated into U.S. dollars at a rate of NT$32.41 to US$1.00, the exchange rate as set forth in the H.10 weekly statistical release of the Federal Reserve System of the United States on August 9, 2024.

Rounded up to the nearest penny.